UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):August 1, 2018

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GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

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Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21680 Haggerty Road, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2018, the Board of Directors (the “Board”) of Gentherm Incorporated (the “Company”), pursuant to its powers under the Amended and Restated Bylaws of the Company, increased its size from eight to nine directors. At the same time, the Board appointed Charles Kummeth to fill the vacancy created by such increase.

Mr. Kummeth is the President and Chief Executive Officer of Bio-Techne Corporation (NASDAQ: TECH), a position he has held since 2013.  He currently serves on the Board of Directors of Bio-Techne Corporation and Sparton Corporation (NYSE: SPA). Mr. Kummeth will serve on the Company’s Audit Committee, Technology Committee and Nominating Committee and will be compensated in the same manner as the other non-employee directors for his service on the Board.

A copy of the Company’s news release dated August 1, 2018 announcing Mr. Kummeth’s appointment to the Board of Directors is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this report by reference.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

99.1	Press Release dated August 1, 2018 Announcing the Appointment of Charles Kummeth as a Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED

By:	/s/ Kenneth J. Phillips
Kenneth J. Phillips
Vice-President and General Counsel

Date:  August 1, 2018

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